UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                _________________

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                        Date of report: November 19, 2004
                        (Date of earliest event reported)


                             SBC COMMUNICATIONS INC.
               (Exact Name of Registrant as Specified in Charter)




Delaware                           1-8610                    43-1301883
(State or Other          (Commission File Number)           (IRS Employer
Jurisdiction                                              Identification No.)
of Incorporation)



                    175 E. Houston, San Antonio, Texas 78205
               (Address of Principal Executive Offices) (Zip Code)

        Registrant's telephone number, including area code (210) 821-4105

                       __________________________________
          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

    |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
    |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
    |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))
    |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The Registrant has adopted the following benefit plans: the Stock Purchase and Deferral Plan, the Cash Deferral Plan, and the Supplemental Employee Retirement Plan. In addition, the SBC Supplemental Retirement Income Plan was amended effective December 31, 2004.

(a) Stock Purchase and Deferral Plan. The Stock Purchase and Deferral Plan permits certain designated eligible management employees, including executive officers, to annually elect to make contributions to a Share Deferral Account through payroll deductions of from 6% to 30% (40% for commissioned employees) of the employee's monthly base compensation and up to 100% of certain incentive awards. The company may change the compensation covered or the contribution maximums from time to time. The number of Share Units purchased is determined by dividing the contributions for a month by the fair market value of Registrant's stock on the last day of such month. The participant also receives 2 stock options for each Share Unit purchased with employee cash contributions and with dividends paid on Share Units during the first year of an Account. The options have an exercise price equal to the price of the underlying stock on the grant date and have a 10 year exercise period. The exercise period may be shortened in the event the participant terminates employment. Each Share Unit earns dividend equivalents (equal to the dividends on the underlying stock) that are used to acquire additional Share Units. The company makes matching contributions equal to 80% of the participant's contributions from no more than 6% of the employee's base compensation contributions made during the month. (If the company reduces the number of options it issues per Share Unit purchased, the company may provide a bonus monthly matching contribution of not more than 20% of the participant's monthly contributions.) Company matching contributions are used to acquire additional Share Units, subject to a 3 year vesting requirement.

Eligible employees may also defer the receipt of stock that would be distributed under Registrant's 2001 Incentive Plan (including any successor plan) into an equal number of Share Units. The company may also permit the deferral of other stock that would otherwise be distributed to the participant. No stock options or matching contributions are earned on any of the foregoing stock deferrals.

The Share Deferral Account is distributed from 1 to 5 years after the calendar year the account commenced, at the election of the participant. Participants can elect to further defer scheduled distributions as permitted by the company. Participants who die, become disabled or, under certain circumstances, terminate employment, may receive an accelerated distribution.

The plan authorizes the issuance of up to 21 million shares of Registrant's common stock pursuant to purchases by employee and company contributions (including dividend equivalents), and an additional 34 million shares of Registrant's common stock to be issued pursuant to the exercise of Stock Options.


(b) Cash Deferral Plan. The Cash Deferral Plan permits certain designated eligible management employees, including executive officers, to make contributions to a Cash Deferral Account through payroll deductions of from 1% to 50% of the employee's monthly base compensation (limited to 25% for certain managers) and up to 100% of certain incentive awards. The company may change the compensation covered or the contribution maximums from time to time. An employee may make contributions of base compensation to the Cash Deferral Plan only if the employee has elected to contribute at least 15% of his or her base compensation for the same period to the Stock Purchase and Deferral Plan. Amounts contributed accrue interest, compounded quarterly, at an annual rate equal to Moody's Long Term Corporate Bond Yield Average for the September preceding the calendar year to which it applies. Participants may elect to receive distribution of amounts in the Cash Deferral Account either commencing in the calendar year specified by the employee in up to five annual installments, or commencing in the calendar year following the participant's retirement in up to ten installments. If an employee elects the distribution commencing in the specified calendar year, the company may permit the employee to defer the commencement and change the number of installments. Participants who die, become disabled or, under certain circumstances, terminate employment, may receive an accelerated distribution.

(c) Supplemental Employee Retirement Plan. On November 19, 2004, the company amended the Supplemental Retirement Income Plan ("SRIP") to provide that no additional compensation amounts shall be included in determining SRIP pension amounts and that the pension amount payable thereunder shall be grandfathered and administered in a manner that does not invoke Section 409A of the Internal Revenue Code of 1986, as amended (the "Code"). The company also adopted the 2005 Supplemental Employee Retirement Plan ("SERP") effective January 1, 2005, which is a successor to the SRIP. All employees eligible to participate in the SRIP are eligible to participate in the SERP.

     The SERP generally mirrors the SRIP, except that it includes provisions that comply with Code Section 409A, so that participant benefits are not subject to federal income tax until they are actually paid to participants. Generally, the differences between the SRIP and the SERP relate to the time for making elections as to the manner and timing for payment of benefits. Under the SERP, distribution elections must be made at the inception of an eligible employee's participation in the SERP.

     The SRIP and the SERP (which are not funded by, nor are they part of, the SBC Pension Benefit Plan) both establish a target annual retirement benefit for all officers and certain senior managers, stated as a percentage of their annual salaries and annual incentive bonuses averaged over a specified averaging period described below ("Average Annual Compensation"). The percentage is increased by .715% for each year of actual service in excess of, or decreased by 1.43% (.715% for mid-career hires) for each year of actual service below, 30 years of service for executive officers and other officers, and 35 years of service for certain other senior managers. Average Annual Compensation is determined by averaging salaries and actual annual incentive bonus (or such other portion of the target or annual bonus amount as the Human Resources Committee may determine) earned during the 36-consecutive-month period out of the last 120 months preceding retirement that generates the highest average earnings. The target percentages of Average Annual Compensation are: Chairman of the Board and Chief Executive Officer, 75%; executive officers, 60% to 70%; other officers, 55% to 60%; and certain other senior managers, 50%. In the event the participant retires before reaching his or her 60th birthday, a discount of .5% for each month remaining until the participant's 60th birthday is applied to reduce the amount payable under this plan, except for officers who have 30 years or more of service at the time of retirement.


     The SRIP pays the difference, if any, between the SRIP target amount and that which would be payable under the Pension Benefit Plan if the benefits under the Pension Benefit Plan were paid in the form of an immediate annuity for life. The SERP pays the difference, if any, between the SERP target amount and that which would be payable under the SRIP and under the Pension Benefit Plan if the benefits under the Pension Benefit Plan were paid in the form of an immediate annuity for life.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

James E. Barnes resigned from Registrant's Board of Directors, effective December 31, 2004.

Item 9.01. Financial Statements and Exhibits.

(c)      Exhibits

         Exhibit No.                Description

         10-ff                      Stock Purchase and Deferral Plan

         10-gg                      Cash Deferral Plan



                                                     Signature


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                  SBC COMMUNICATIONS INC.
 Date: November 24, 2004
                                                   By: John J. Stephens
                                                       John J. Stephens
                                                       Vice President and
                                                       Controller